Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Interim Report of NetSol Technologies, Inc. on Form 10-QSB/A for the period ending December 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Naeem Ghauri, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and,

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 23, 2005	By:	/s/ Naeem Ghauri

Naeem Ghauri, Chief Executive Officer